UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  May 12, 2016

VERITEX HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Texas	001-36682	27-0973566
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8214 Westchester Drive, suite 400

Dallas, Texas 75225

(Address of principal executive offices)

(972) 349-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 12, 2016, Veritex Holdings, Inc., a Texas corporation (the “Company”), and parent holding company of Veritex Community Bank, held its annual meeting of shareholders to consider and act upon the following matters:

Proposal 1 — Election of nine nominees to serve as directors until the 2016 annual meeting of shareholders, and each until their successors are duly elected and qualified or until their earlier resignation or removal.  The results of the votes taken are as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
C. Malcolm Holland, III	6,258,347	297,624	1,566,990

William C. Murphy	6,554,471	1,500	1,566,990

Pat S. Bolin	5,949,455	606,516	1,566,990

Blake Bozman	6,544,371	11,600	1,566,990

Mark Griege	6,544,371	11,600	1,566,990

Michael D. Ilagan	6,525,865	30,106	1,566,990

Michael Kowalski	6,554,420	1,551	1,566,990

John Sughrue	6,238,271	317,700	1,566,990

Ray W. Washburne	4,751,121	1,804,850	1,566,990

Proposal 2 — Ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2016:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
8,098,155	0	24,806	0

Pursuant to the foregoing votes, the nine nominees were elected to serve on the Company’s board of directors, and Proposal 2 regarding the ratification of Grant Thornton as the independent registered public accounting firm was approved.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veritex Holdings, Inc.

By:	/s/ C. Malcolm Holland, III
C. Malcolm Holland, III
Chairman and Chief Executive Officer

Date: May 13, 2016

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